Exhibit 24

POWER OF ATTORNEY
Annual Report on Form 10-K for the Fiscal Year Ended
December 31, 2007

The undersigned director of the following companies (each respectively the "Company")
Company	State of Incorporation
Appalachian Power Company	Virginia
Columbus Southern Power Company	Ohio
Ohio Power Company	Ohio

does hereby constitute and appoint MICHAEL G. MORRIS, JULIA A. SLOAT and HOLLY K. KOEPPEL, and each of them, his attorneys-in-fact and agents, to execute for him, and in his name, and in any and all of their capacities, the Annual Report of the Company on Form 10-K, pursuant to Section 13 of the Securities Exchange Act of 1934, for the fiscal year ended December 31, 2007, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform every act and thing required or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF the undersigned has hereunto set his hand this 21st day of February, 2008.

/s/ Brian X. Tierney
Brian X. Tierney